EXHIBIT 10.15



                    FIRST AMENDMENT OF LEASE


AGREEMENT made this 9th day of August 2001 by and between:

THE BRONSON ROAD GROUP, LLC, a limited liability company organized and existing pursuant to the laws of the State of Connecticut with an office and place of business at 9 Bayberry Ridge Road, Westport, Connecticut 06880 ("Landlord"); and

COMPETITIVE TECHNOLOGIES, INC., a corporation organized and existing pursuant to the laws of the State of Delaware, with an office and place of business at 1960 Bronson Road, Fairfield, Connecticut 06430 ("Tenant").

Whereas, the Landlord and Tenant entered into a certain lease agreement under date of August 28, 1996, (the "Lease") whereby Landlord leased to Tenant that certain demised premises known as 1960 Bronson Road, interior of Building 1, first and second floors, all as more particularly described in the Lease, for the rent and term set forth in the Lease, and subject to the other conditions and terms more particularly described in the Lease; and

Whereas, the Lease provided for a term of five years from January 1, 1997 through December 31, 2001, and one option to extend the lease for one additional five (5) year term from January 1, 2002 through December 31, 2006 all on terms as more fully set forth in the Lease; and

Whereas, the Landlord and Tenant desire to modify the terms of the "Extension Term" and make such other and further modifications as are herein contained:

NOW THEREFORE in consideration of the premises and covenants herein contained and in further consideration of ONE DOLLAR and other valuable consideration paid, each to the other, Landlord and Tenant covenant and agree as follows.

1. Section 18. Section 18 of the Lease is hereby deleted and replaced with the following:

     Section 18.  Renewal Terms.

          (a) Lessee's Option For First Renewal Term. LESSEE shall have an option to continue this Lease for an additional term of five years from January 1, 2002 trough
     December 31, 2011 subject to the following terms and conditions:

               i. from January 1, 2002 through June 30, 2004, base rent shall be $25.00 per square foot of such Leased Space, a total of $562,500.00 payable in equal monthly installments of $18,750.00 in advance on the first day of each month.


               ii. from July 1, 2004 through December 31, 2006 base rent shall be the greater of (1) the fair market value rent (on a "gross lease" basis) as of January 1, 2004 determined in accordance with subsection (c) below, and
                    (2) $25.00 per square foot of such Leased
                    Space per year, i.e., such base rent shall not be less than $25 per square foot of such Leased Space per year and such rent shall total at least $562,500.00, payable in equal monthly installments of at least $18,750.00.

               iii. The LESSEE shall not be in default of any
                    term or condition of this lease at the time of its exercise of this option.

               iv. This option shall be exercised by LESSEE only through a writing to LESSOR in accordance with Section 24(b) below received by LESSOR on or before June 30, 2001 at 5:00 p.m. Eastern Daylight Savings Time.

               v. Time is of the essence in LESSEE's exercise of this option

          (b) Lessee's Option For Second Renewal Term. LESSEE shall have an option to continue this lease for an additional term of five years from January 1, 2007 through December 31, 2001 subject to the following conditions:

               i. Base rent during the Second Renewal Term shall be the greater of (1) the fair market value rent (on a "gross lease" basis) as of July 1, 2006 determined in accordance with subsection
                    (c) below, and (2) $25.00 per square foot of such Leased Space per year, i.e., such base rent shall be not less than $25.00 per square foot of such Leased Space per year and such rent shall total at least $1,125,000.00, payable in equal monthly installments of at least $18,750.00; and (3) the base rent for the month immediately preceding the Second Renewal Term multiplied by 60 and paid in equal monthly installments.

               ii. The LESSEE shall not be in default of any term or condition of this lease at the time of its exercise of this option.

               iii. This option shall be exercised by LESSEE only
                    through a writing to LESSOR in accordance with
                    Section 24(b) below received by LESSOR on or before June 30, 2006 at 5:00 p.m. Eastern Daylight Savings Time.

               iv. The LESSEE may not exercise this option for a Second Renewal Term prior to January 1, 2006.

               v. Time is of the essence in LESSEE's exercise of this option.

          (c) The determination of the fair market value rent of the Leased Space shall be determined as herein provided. Six Months prior to the date fixed rent, in which the determination of the fair market value rent of the Leased Space is a component of ascertaining fixed rent, is to be due, LESSOR and LESSEE shall each appoint an appraiser. If the appraisers agree what the fair market value rent of the Leased Space is, then that value shall be the fair market value rent for these purposes. In the event the appraisers so appointed cannot agree, then the appraisers shall agree upon and appoint a third appraiser. The fair market value rent of the Leased Space shall be the average of the three appraisals.

2. In all other respects, the Lease remains in full force and effect unmodified except as hereinabove provided. It is the intention of the parties that this instrument constitutes an amendment of the existing Lease and is not intended to constitute a novation or new lease.


IN WITNESS WHEREOF, the parties aforesaid have caused these presents to be executed by the duly authorized officer of each party and the seal of the business entity to be affixed hereupon.



WITNESSED BY


s/ Robert Cohen                    THE BRONSON ROAD GROUP, LLC


s/ Eileen Blau                     By s/ Barry Blau
                                        Barry Blau
                                        Its Member



s/ Donna Mays 8/9/2001             COMPETITIVE TECHNOLOGIES, INC.


S/ Noreen Rando 8/9/2001           By s/ Frank R. McPike, Jr.
                                        Its President & CEO

STATE OF CONNECTICUT     }
                         } SS. Westport
COUNTY OF FAIRFIELD      }

The foregoing instrument was acknowledged before me this 27th day of August 2001 by Barry Blau, Member of THE BRONSON ROAD
GROUP, LLC, a Connecticut limited liability company on behalf of the said limited liability company.

                         s/ Mary Larubbio
                          NOTARY PUBLIC
                    MY COMMISSION EXPIRES: Feb. 28, 2003




STATE OF CONNECTICUT     }
                         } SS. Fairfield
COUNTY OF FAIRFIELD      }

The foregoing instrument was acknowledged before me this 30th day of August 2001 by Frank R. McPike, Jr., President and CEO of
COMPETITIVE TECHNOLOGIES, INC. a Delaware corporation on behalf of the said corporation.


                         s/ Donna J. Mays
                          NOTARY PUBLIC
                    MY COMMISSION EXPIRES: July 31, 2003